UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 12, 2007
Waste Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada (Address of principal executive offices)	L7L 6Z8 (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Waste Services, Inc. (‘the Company”) issued a press release on March 12, 2007 announcing the appointment of Edwin D Johnson, age 50, as our Executive Vice-President and Chief Financial Officer effective March 12, 2007. A copy of that press release is furnished as Exhibit 99.1.
From November 2004 until joining us, Mr. Johnson was Chief Financial Officer of Expert Real Estate Services, Inc., a full services real estate brokerage company. From January 2001 to January 2005 Mr. Johnson was Principal Consultant of Corporate Resurrections, Inc., a consulting firm providing financial and other services to distressed companies and start-up businesses.
The Company and Mr. Johnson entered into an employment agreement (“the Agreement”), effective March 12, 2007, pursuant to which Mr. Johnson is employed as our Executive Vice-President and Chief Financial Officer. The agreement continues until terminated and provides for a base salary of $300,000, subject to annual review and eligibility for a performance based cash bonus with a target of 100% of his base salary. By the terms of the agreement, if we terminate Mr. Johnson’s employment other than for “cause”, death or disability or if he terminates his employment with us for “good reason” (as such terms are defined in the employment agreement), he is entitled to continuance of his base salary for a period of two years and to receive two times his average bonus in the prior two fiscal years (“Bonus Average”) in equal installments over 24 months and all options then outstanding will vest and continue to be exercisable in accordance with the terms of the stock option plan pursuant to which such options were granted, as then in effect. If a change of control has occurred within two years preceding or one year after the effective date of termination of his employment by us without “cause” or by Mr. Johnson for “good reason”, then Mr. Johnson is entitled to be paid a lump sum of two times the sum of his base salary and Bonus Average. On termination by reason of death or disability, Mr. Johnson’s entitlement is to be paid his base salary for a period for two years and his Bonus Average in equal installments over 24 months and all of his options then outstanding vest and continue to be exercisable in accordance with the terms of the plan pursuant to which the options were granted, as then in effect. Mr. Johnson’s employment agreement also provides for benefits and perquisites, some of which will continue after his termination, and prohibits Mr. Johnson from competing against us during the term of his employment and for a specified period of time following his termination.
Mr. Johnson does not have any family relationship with any other Executive Officer of the Company, with any Director of the Company, or with any person selected to become an officer or a director of the Company. Neither Mr. Johnson nor any member of his immediate family is party to any transaction or proposed transaction with the Company.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99.1	March 12, 2007 Press Release.

99.2	Employment agreement dated as of March 12, 2007 between Waste Services, Inc. and Edwin D. Johnson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC .
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel

Date: March 12, 2007

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